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                                                         Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-86608, 33-65258 and 33-46462 on Form S-3 and Registration Statement Nos. 33-86614 and 33-55904 on Form S-8 of LoJack Corporation of our reports dated April 22, 1999, except for the information contained in the first paragraph of
Note 4, as to which the date is May 26, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of LoJack Corporation for the year ended February 28, 1999.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts

May 28, 1999

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